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                                                                EXHIBIT 23(c)(1)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Ventana Health Systems, Inc.:

We consent to the incorporation by reference in the Form S-8 Registration Statement of Managed Care Solutions, Inc. of our report dated December 3, 1993, with respect to the balance sheet of Ventana Health Systems, Inc. as of September 30, 1993, and the related statements of income, changes in stockholders' equity, and cash flows for the year ended September 30, 1993.

                                 KPMG Peat Marwick LLP
                                 Phoenix, Arizona
                                 May 30, 1996

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